Exhibit 10.3
AMENDMENT FIVE
TO
THE COCA-COLA COMPANY
SUPPLEMENTAL CASH BALANCE PLAN
WHEREAS, The Coca-Cola Company (the "Company") established The Coca-Cola Company Supplemental Cash Balance Plan, as amended and restated effective January 1, 2012 and as further amended (the "Plan"); and
WHEREAS, The Coca-Cola Company Benefits Committee ("Benefits Committee") is authorized, pursuant to Section 7.4 of the Plan, to amend the Plan at any time.
NOW, THEREFORE, the Plan is amended, effective July 1, 2022, in the following respects:
1.The last sentence of Section 3.5 of the Plan is amended to read as follows:
“If any Participant's employment terminates for any reason whatsoever during the two consecutive year period which begins on the date when a Change in Control occurs, the Participant will be fully vested in his Supplemental Pension Benefit as long as the Participant has completed at least one Year of Vesting Service.”
2.Section 4.1 of the Plan is amended to read as follows:

“A Participant shall forfeit all rights to his Supplemental Pension Benefit if the Participant has a Separation from Service prior to earning one Year of Vesting Service.”

3.Section 4.2 of the Plan is amended to read as follows:
“If a Participant has a Separation from Service prior to earning one Year of Vesting Service, the Participant's entire Supplemental Pension Benefit will be forfeited.”

*******

IN WITNESS WHEREOF, the Committee has caused this Amendment to be signed by its duly authorized member as of this 15th day of June 2022.

THE COCA-COLA COMPANY BENEFITS COMMITTEE
By: /s/Silvina Kippke________________ Silvina Kippke

2